UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Super Group (SGHC) Limited

(Exact Name Of Registrant As Specified In Its Charter)

Island of Guernsey	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Super Group (SGHC) Limited Bordeaux Court, Les Echelons St. Peter Port, Guernsey	GY1 1AR
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, no par value per share	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Ordinary Share each at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-259395

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

Super Group (SGHC) Limited (the “Registrant”) hereby incorporates by reference the descriptions of its ordinary shares, with no par value per share (the “Ordinary Shares”), and public warrants to purchase Ordinary Shares (the “Public Warrants”) to be registered hereunder contained under the section “Description of NewCo’s Securities” in the Registration Statement on Form F-4 of the Registrant (File No. 333-259395), as originally filed with the Securities and Exchange Commission (the “Commission”) on September 9, 2021, as subsequently amended (the “Registration Statement”), to which this Form 8-A relates. In addition, the above-referenced descriptions included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

The Ordinary Shares and Public Warrants to be registered hereunder have been approved for listing on The New York Stock Exchange under the symbols “SGHC” and “SGHC WS”, respectively.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Super Group (SGHC) Limited

Date: January 26, 2022	By:	/s/ Neal Menashe
	Name:	Neal Menashe
	Title:	Chief Executive Officer